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                                                                    EXHIBIT 3.11

ARTICLES OF ORGANIZATION
DOMESTIC LIMITED LIABILITY COMPANY
LIC. Rev. 9/94


                Secretary of State of the State of Connecticut
                               30 Trinity Street
                              Hartford, CT  06106

NOTE: This form constitutes only the minimum statutory requirements for filing with the Office of the Secretary of the State. Should you wish to include additional information, you may attach a plain sheet of 8 1/2 x 11 paper to the document.

1.   The name of the limited liability company:

     Technology Events Company, LLC
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2.   The nature of business to be transacted or the purpose to be promoted or carried out by the limited liability company is as follows:

     To engage in any lawful act or activity for which limited liability companies may be formed under the Connecticut Limited Liability Company Act and the general laws of the State of Connecticut. Management of the limited liability company shall be vested in one or more managers.

3.   Principal office address:  (P.O. Box is not acceptable) 363 Reef Road,
                                             ---             -------------------

     Fairfield, CT  06430
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4.   Statutory agent for service of process, P.A. 93-267 (S)5:

     Name:  Alfred J. Favata    Business Address: 363 Reef Road
            --------------------                  ------------------------------
                                                  Fairfield, CT  06430
                                ------------------------------------------------
                                Residence Address: 3171 Bronson Road
                                ------------------------------------------------
                                Fairfield, CT  06430
                                ------------------------------------------------

5.   The latest date upon which the limited liability company will dissolve:
     December 31, 2045
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                                      -2-

                                   EXECUTION
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6.   Dated this ____ day of May ____, 1995

7.   Andrea M. Popik                             8.   /s/ Andrea M. Popik
     ----------------------------------------         ________________________
     Name of Organizer (print or type)                        Signature
                                                      /s/ Alfred J. Favata
9.   Acceptance of appointed statutory agent.    10.  ________________________
                                                              Signature
     Alfred J. Favata
     ----------------------------------------
     Name (print or type)

______________________________________________________________________________
For Official Use Only           Rec; CC:
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        Please provide filer's name and complete address for mailing receipt